UNITED STATES

SECURITES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 28, 2013

(Date of earliest reported)

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5605 Green Circle Drive, Minnetonka, MN 55343

(Address of principal executive offices, including zip code)

(763) 504-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

On July 9, 2012, Multiband Corporation (the Company) entered into an acquisition agreement with MDU Communications International, Inc., a Delaware corporation (MDUC), whereby MDUC will merge with and into a wholly owned subsidiary of the Company. The deadline for completing the transaction was December 31, 2012. On December 18, 2012, the parties reached an agreement to extend the deadline for completing the transaction to February 28, 2013.

As of this date the transaction has not been completed and although the Company cannot represent any ultimate outcome to the transaction, all parties remain committed to the transaction and continue to discuss the terms of its completion, subject to the satisfaction of certain previously disclosed conditions precedent.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: March 1, 2013	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer